Exhibit 99.1

Press Release

Date:	February 7, 2013	Contact:	Richard J. Harris
For Release:	Immediately	Telephone:	(441) 292-3645

Enstar Group Limited Completes Acquisition of SeaBright Holdings, Inc.

Hamilton, Bermuda – February 7, 2013 – Enstar Group Limited (“Enstar”) (Nasdaq:ESGR) and SeaBright Holdings, Inc. (“SeaBright”) (NYSE:SBX) announced today that one of Enstar’s wholly-owned subsidiaries has completed the previously announced merger with SeaBright, following which SeaBright has become a wholly-owned subsidiary of Enstar.

SeaBright stockholders received $11.11 per share in cash, for an aggregate purchase price of approximately $252 million. The transaction was financed in part by a bank loan facility provided by National Australia Bank Limited and Barclays Bank PLC.

Enstar will operate SeaBright’s insurance operations in run-off. SeaBright and its subsidiaries reported total assets of approximately $1.1 billion and total liabilities of approximately $745 million in its quarterly report on Form 10-Q for the third quarter of 2012.

Enstar, a Bermuda company, acquires and manages insurance and reinsurance companies in run-off and portfolios of insurance and reinsurance business in run-off, and provides management, consultancy and other services to the insurance and reinsurance industry.

SeaBright is a holding company whose wholly-owned subsidiary, SeaBright Insurance Company, is a multi-jurisdictional workers’ compensation insurance company. SeaBright also owns Paladin Managed Care Services, Inc., a company that provides integrated managed medical care services, and PointSure Insurance Services, Inc., a wholesale broker affiliate. Effective with the opening of the market on February 8, 2013, SeaBright will cease to be a publicly traded company and its common stock will discontinue trading on the NYSE.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Such forward-looking statements may include, but are not limited to, statements about the benefits of the acquisition of SeaBright, including any impact on future financial and operating results, statements about Enstar’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. For example, these forward-looking statements could be affected by factors including, but not limited to: Enstar’s ability to successfully manage the acquired business by efficiently managing claims, collecting from reinsurers and controlling run-off expenses; risks and uncertainties associated with estimating loss reserves and loss adjustment expenses; the risk that the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; and Enstar’s ability to successfully manage the acquired investment portfolio and achieve adequate investment returns. The foregoing list of important factors is not exhaustive. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in

Enstar’s Form 10-K for the year ended December 31, 2011, and are incorporated herein by reference. Other important risk factors regarding SeaBright may be found under the heading “Risk Factors” in SeaBright’s Form 10-K for the year ended December 31, 2011, SeaBright’s Form 10-Q for the three months ended June 30, 2012, and SeaBright’s Form 10-Q for the three months ended September 30, 2012 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.